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                            CONSENT OF J. H. COHN LLP


We consent to the incorporation by reference in this Current Report on Form 8-K/A, which is being filed with the Securities and Exchange Commission by Apartment Investment and Management Company ("AIMCO"), of our report dated April 26, 1995 with respect to our audit of the financial statements of Marlboro Greens Limited Partnership for the years ended December 31, 1994 and 1993, and the incorporation by reference of such report in AIMCO's Registration Statement on Form S-3 (No. 333-26415), AIMCO's Registration Statement on Form S-3 (No. 33-98338), AIMCO's Registration Statement on Form S-3 (No. 333-828), AIMCO's Registration Statement on Form S-3 (No. 333-4542), AIMCO's Registration Statement on Form S-3 (No. 333-4546), AIMCO's Registration Statement on Form S-3 (No. 333-08997), AIMCO's Registration Statement on Form S-3 (No. 333-17431), AIMCO's Registration Statement on Form S-8 (No. 333-4550), AIMCO's Registration Statement on Form S-8 (No. 333-4548), AIMCO's Registration Statement on Form S-8 (No. 333-14481) and AIMCO's Registration Statement on Form S-3 (No. 333-20755), all as previously filed with the Securities and Exchange Commission.

                                        /s/ J. H. COHN LLP
                                        J. H. COHN LLP

Roseland, New Jersey
September 2, 1997